Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

               This Amendment No. 1 to Credit Agreement (this “Amendment”) is made as of July 18, 2003, among ATLANTIS PLASTIC FILMS, INC., a Delaware corporation (“Atlantis Plastic Films”), ATLANTIS MOLDED PLASTICS, INC., a Florida corporation (“Atlantis Molded Plastics”), ATLANTIS FILMS, INC., a Delaware corporation (“Atlantis Films”), RIGAL PLASTICS, INC., a Florida corporation (“Rigal Plastics”), ATLANTIS PLASTICS INJECTION MOLDING, INC., a Kentucky corporation (“Injection Molding”), PIERCE PLASTICS, INC., a Delaware corporation (“Pierce Plastics”), and EXTRUSION MASTERS, INC., an Indiana corporation (“Extrusion Masters”) (Atlantis Plastic Films, Atlantis Molded Plastics, Atlantis Films, Rigal Plastics, Injection Molding, Pierce Plastics and Extrusion Masters are sometimes referred to herein as the “Borrowers” and individually as a “Borrower”), the other financial institutions who are or hereafter become parties to this Agreement as Lenders, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent, and the financial institutions signatories hereto, each as a Lender.

               Reference is made to that certain Credit Agreement dated as of December 27, 2002, among Borrowers, General Electric Capital Corporation, as Agent and the financial institutions party thereto as Lenders (as amended or otherwise modified as of the date hereof, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement).

               Borrowers have requested that Requisite Lenders agree to amend the Credit Agreement in certain respects.

               NOW, THEREFORE, Agent, the undersigned Lenders and Borrowers hereby agree as follows:

     1.     Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, Borrowers, Agent and the undersigned Lenders hereby agree to amend the Credit Agreement as follows:

     1.1 Effective as of the first day of the first calendar month that occurs more than one (1) day after delivery of Borrowers’ quarterly Financial Statements to Lenders for the Fiscal Quarter ending September 30, 2003, the pricing grids contained in Section 1.2(a) of the Credit Agreement which set forth the adjustments in Applicable Margins are hereby amended and restated as follows:

Level of
"If Leverage Ratio is:	Applicable Margins:

> 3.5 to 1.0	Level I
< 3.5 to 1.0, but > 3.0 to 1.0	Level II
< 3.0 to 1.0, but > 2.5 to 1.0	Level III
< 2.50 to 1.0, but > 2.0 to 1.0	Level IV
< 2.0 to 1.0	Level V

	Level I	Level II	Level III	Level IV	Level V

Applicable Revolver Index Margin and Applicable Term Loan A Index Margin	2.50%	2.50%	2.25%	2.0%	1.75%
Applicable Revolver LIBOR Margin and Applicable Term Loan A LIBOR Margin	4.00%	4.00%	3.75%	3.50%	3.25%
Applicable Term Loan B Index Margin	3.25%	3.00%	2.75%	2.75%	2.75%
Applicable Term Loan B LIBOR Margin	4.75%	4.50%	4.25%	4.25%	4.25%
Applicable L/C Margin	4.00%	4.00%	3.75%	3.50%	3.25%

     For any period prior to the first day of the first calendar month that occurs more than one (1) day after delivery of Borrowers’ quarterly Financial Statements to Lenders for the Fiscal Quarter ending September 30, 2003, the pricing grid set forth in the original Loan Agreement shall remain unchanged.”

     1.2 Section 4.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 4.3 Minimum EBITDA.

Holdings, Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the following:

Fiscal Quarter	EBITDA

June 30, 2003	$24,500,000
September 30, 2003	$25,000,000
December 31, 2003	$26,000,000
March 31, 2004	$27,500,000
June 30, 2004	$30,000,000
September 30, 2004	$30,000,000
December 31, 2004	$30,000,000
March 31, 2005	$32,500,000
June 30, 2005	$32,500,000
September 30, 2005	$32,500,000
December 31, 2005	$32,500,000
March 31, 2006	$35,000,000
June 30, 2006	$35,000,000
September 30, 2006	$35,000,000
December 31, 2006	$35,000,000
March 31, 2007	$37,500,000
June 30, 2007	$37,500,000
September 30, 2007	$37,500,000
December 31, 2007	$37,500,000
March 31, 2008 and each Fiscal Quarter ending thereafter	$40,000,000"

     1.3 Section 4.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 4.6 Maximum Leverage Ratio

Holdings, Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

Fiscal Quarter	Maximum Leverage Ratio

June 30, 2003	3.80 to 1.0
September 30, 2003	3.70 to 1.0
December 31, 2003	3.25 to 1.0
March 31, 2004	3.00 to 1.0
June 30, 2004	2.75 to 1.0
September 30, 2004	2.5 to 1.0
December 31, 2004	2.5 to 1.0
March 31, 2005	2.0 to 1.0
June 30, 2005	2.0 to 1.0
September 30, 2005	2.0 to 1.0
December 31, 2005	2.0 to 1.0
March 31, 2006	1.5 to 1.0
June 30, 2006	1.5 to 1.0
September 30, 2006	1.5 to 1.0
December 31, 2006	1.5 to 1.0
March 31, 2007	1.5 to 1.0
June 30, 2007	1.5 to 1.0
September 30, 2007	1.5 to 1.0
December 31, 2007	1.5 to 1.0
March 31, 2008 and each Fiscal Quarter ending thereafter	1.5 to 1.0"

     1.4 Section 4.8(o) is hereby amended and restated in its entirety as follows:

"(o) Compliance, Pricing and Excess Cash Flow Certificate. Together with each delivery of Financial Statements of Holdings and its Subsidiaries pertaining to the last month of a Fiscal Quarter pursuant to Sections 4.8(a) and (b), Borrower Representative will deliver a fully and properly completed Compliance, Pricing and Excess Cash Flow Certificate (in substantially the same form as Exhibit 4.8(o) (the “Compliance, Pricing and Excess Cash Flow Certificate”) signed by Borrower Representative’s chief executive officer or chief financial officer or another officer designated by the chief executive officer or chief financial officer; provided that Schedule 2 of the Compliance, Pricing and Excess Cash Flow Certificate pertaining to the calculation of Excess Cash Flow shall only be required to be completed with the delivery of Financial Statements of Holdings and its Subsidiaries pursuant to Section 4.8(b).”

     1.5 Section 4.3 (Minimum EBITDA) of Schedule 1 to Exhibit 4.8(o) of the Loan Agreement is hereby amended and restated in its entirety as attached on Exhibit A hereto.

     2.     Conditions Precedent. The effectiveness of the amendments set forth above is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by Agent):

     (a)  Receipt by Agent of a counterpart to this Amendment duly executed and delivered by Borrowers, and such other documents and instruments as Agent may require;

     (b)  Receipt by Agent of a counterpart to this Amendment duly executed and delivered by Requisite Lenders;

     (c)  Receipt by Agent of a Reaffirmation executed by Holdings, in form and substance satisfactory to Agent;

     (d)  All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel;

     (e)  No Default or Event of Default shall have occurred and be continuing; and

     (f)  Borrowers shall have paid Agent, for the benefit of the Lenders, the Amendment Fee (defined below).

     3.     Amendment Fee. Borrowers shall have paid to each Lender which shall have executed and delivered a counterpart to this Amendment prior to 5:00 p.m. (Chicago time) on July 18, 2003 a fee, fully earned as of the date hereof, equal to 0.125% of the sum of (x) such Lender’s pro rata share of the Revolving Loan Commitment, and (y) such Lender’s outstanding Term Loans, in each case measured as of the date hereof (the “Amendment Fee”). The Amendment Fee is in addition to, and not in lieu of, all other fees charged to Borrowers under the Loan Documents.

     4.     Covenant Fee. In the event that Borrower breaches any of its financial covenants for the periods ending September 30, 2003 or December 31, 2003, Borrower shall pay to each Lender a fee equal to 0.125% of the sum of (x) such Lender’s pro rata share of the Revolving Loan Commitment, and (y) such Lender’s outstanding Term Loans, in each case measured as of the date hereof (the “Covenant Fee”). The Covenant Fee shall be fully earned and payable upon the delivery of the Compliance, Pricing and Excess Cash Flow Certificates for such periods. The Covenant Fee is in addition to, and not in lieu of, all other fees charged to Borrowers under the Loan Documents. Notwithstanding the payment of any Covenant Fee, nothing contained herein shall be construed as a waiver of any Events of Default under the Loan Agreement or a limitation in any way of any of Agent’s and Lenders’ rights and remedies under the Loan Agreement.

     5.     Representations and Warranties. To induce Agent and the undersigned Lenders to enter into this Amendment, each Borrower represents and warrants to Agent and Lenders:

     (a)  that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Borrower and that this Amendment has been duly executed and delivered by such Borrower;

     (b)  each of the representations and warranties set forth in Section 5 of the Credit Agreement (other than those which, by their terms, specifically are made as of certain date prior to the date hereof) are true and correct in all material respects as of the date hereof; and

     (c)  that no Default or Event of Default has occurred and is continuing as of the date hereof.

     6.     Consent to Revised Financial Projections. Agent and the undersigned Lenders hereby acknowledge and agree that the revised financial projections for the Fiscal Year ending December 31, 2003 attached hereto as Exhibit B replace the financial projections previously delivered to Agent for such period.

     7.     Miscellaneous.

     7.1 Expenses. Each Borrower hereby acknowledges and agrees that this Amendment is a “Loan Document” for purposes of, among other things, Section 1.3(e) of the Credit Agreement.

     7.2 Event of Default. Each Borrower hereby acknowledges and agrees that the breach by such Borrower of any of the representations, warrants and/or covenants set forth in this Amendment shall constitute an Event of Default.

     7.3 Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

     7.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     7.5 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

     7.6 Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

     7.7 Reference. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

     7.8 Successors. This Amendment shall be binding upon Borrowers, the Lenders, Agent and their respective successors and assigns, and shall inure to the benefit of Borrowers, the Lenders, Agent and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

ATLANTIS PLASTIC FILMS, INC.,
ATLANTIS MOLDED PLASTICS, INC.
ATLANTIS FILMS, INC.
RIGAL PLASTICS, INC.
ATLANTIS PLASTICS INJECTION MOLDING, INC.
PIERCE PLASTICS, INC.
EXTRUSION MASTERS, INC.
each as a Borrower

Each By: Name: Title:	/s/ Paul G. Saari Paul G. Saari Senior Vice President and Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Co-Lead Arranger and a Lender

By:	/s/ Thomas S. Beck
Its Duly Authorized Signatory

CIBC WORLD MARKETS CORP., as Syndication Agent and Co-Lead Arranger

By: Name: Title:	/s/ Dean J. Decker Dean J. Decker Managing Director

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By: Name: Title:	/s/ Troy Oder Troy Oder Assistant Vice President

BNP PARIBAS

By: Name: Title:	/s/ Cecile Scherer Cecile Scherer Director, Merchant Banking Group

CIBC INC., as a Lender

By: Name: Title:	/s/ Dean J. Decker Dean J. Decker Managing Director, CIBC World Markets Corp., as Agent

JOHN HANCOCK LIFE INSURANCE COMPANY

By: Name: Title:	/s/ Lorn C. Davis Lorn C. Davis Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By: Name: Title:	/s/ Lorn C. Davis Lorn C. Davis Authorized Signatory

JOHN HANCOCK INSURANCE COMPANY OF VERMONT

By: Name: Title:	/s/ Lorn C. Davis Lorn C. Davis Authorized Signatory

ORIX FINANCIAL SERVICES, INC.

By: Name: Title:	/s/ Dawn M. Dieter Dawn M. Dieter Vice President

REAFFIRMATION

     The undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 1 to Credit Agreement (the “Amendment”); (ii) consents to each Borrower’s execution and delivery thereof; and (iii) agrees to be bound thereby. Guarantor hereby affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of Borrowers to Agent and Lenders pursuant to the terms of that certain Guaranty of Holdings dated December 27, 2002 (the “Guaranty”) executed by Guarantor in favor of Agent and Lenders and reaffirms that the Guaranty is and shall continue to remain in full force and effect. Although Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, Guarantor understands that Agent and Lenders have no obligation to inform Guarantor of such matters in the future or to seek Guarantor’s acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

     IN WITNESS WHEREOF, each of the undersigned has executed this Reaffirmation on and as of the date of such Amendment.

ATLANTIS PLASTICS, INC.

By	/s/ Paul G. Saari
Its Senior Vice President and CFO

EXHIBIT A

MINIMUM EBITDA
(SECTION 4.3)

Consolidated Net Income is defined as follows:

Consolidated net income during the measuring period excluding:	$

the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, Holdings or any of Holdings’ Subsidiaries the income (or deficit) of any Person (other than a Subsidiary) in which Holdings has an ownership interest, except to the extent any such income has actually been received by Borrowers or any of their Subsidiaries in the form of cash dividends or distributions the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period any net gain attributable to the write-up of any asset

any net gain from the collection of the proceeds of life insurance policies any net gain arising from the acquisition of any securities, or the extinguishment of any Indebtedness, of Holdings or any of their Subsidiaries in the case of a successor to Holdings or any of their Subsidiaries by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets any deferred credit representing the excess of equity in any Subsidiary of Holdings at the date of acquisition of such Subsidiary over the cost to Holdings of the investment in such Subsidiary

Consolidated Net Income	$

EBITDA is defined as follows:

Consolidated Net Income (from above)	$

Less: (in each case to the extent included in the calculation of Consolidated Net Income, but without duplication):

income tax credits

interest income

gain from extraordinary items (net of loss from extraordinary items)

any aggregate net gain (but not any aggregate net loss) arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities)

any other non-cash gains

expenditures pursuant to the last sentence of Section 4.9 of the Credit Agreement applicable to, but not included on, the Pro Forma, including expenditures made in connection with Related Transactions and payment of liabilities on the Closing Date

Plus: (in each case to the extent deducted in the calculation of Consolidated Net Income, but without duplication):

any provision for income taxes (calculated as provided in Section 4.4 of this Exhibit)

Interest expense (whether cash or non-cash) deducted in the determination of Consolidated Net Income, including interest expense with respect to any Funded Debt and interest expense that has been capitalized depreciation and amortization

amortized debt discount (but in the case of amortization and expenses of Related Transactions, only to the extent included in the Pro Forma)

any deduction as the result of any grant to any members of the management of Holdings or any of their Subsidiaries of any Stock expenses of the Related Transactions acceptable to Agent, provided that such expenses were included in the Pro Forma, or disclosed in any notes thereto, and are deducted from Net Income (other than as amortization expenses)

when this certificate is delivered with respect to the quarter ended March 31, 2003, June 30, 2003 or September 30, 2003 permitted add-backs relating to Gibson Expense, Resin Savings and Rio Grande in the amount set forth below for such quarter

March 31, 2003		$3,840,123

June 30, 2003		$2,298,721

September 30, 2003		$920,242

EBITDA	$

Required EBITDA	$

In Compliance	Yes/No